EXHIBIT 99.01

FOR IMMEDIATE RELEASE
For more information contact:
Mark C. Brown, Senior Vice President and
Chief Financial Officer
(703) 247-2514

Sonya Udler, Vice President,
Corporate Communications
(703) 247-2517
sonya.udler@strayer.edu

STRAYER EDUCATION, INC. REPORTS RECORD

FIRST QUARTER 2007 REVENUES, EARNINGS

AND SPRING TERM 2007 ENROLLMENTS

-- Strayer First Quarter Revenues Up 20% --

-- Strayer First Quarter Diluted EPS $1.30, Up 18% --

-- Strayer Spring 2007 Total Enrollments Up 16% / New Students Up 17% --

-- Strayer University Approved For Operations by the State of New Jersey --

ARLINGTON, Va., May 3, 2007 ― Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended March 31, 2007.  Financial highlights are as follows:

Three Months Ended March 31

•

Revenues for the three months ended March 31, 2007 increased 20% to $80.2 million, compared to $67.1 million for the same period in 2006, due to increased enrollment and a 5% tuition increase which commenced in January 2007.

•

Income from operations was $28.9 million compared to $25.0 million for the same period in 2006, an increase of 16%.  Operating income margin was 36.1% compared to 37.2% for the same period in 2006.  Operating income margin before the impact of FAS 123(R) stock-based compensation expense was 39.2%, unchanged from the same period in the prior year.

•

Net income was $18.8 million compared to $16.0 million for the same period in 2006, an increase of 18%.  Diluted earnings per share was $1.30 compared to $1.10 for the same period in 2006, an increase of 18%.  Diluted weighted average shares outstanding decreased to 14,490,000 from 14,559,000 for the same period in 2006.

“We are pleased with our solid financial results for the first quarter and our strong student enrollment for the spring term,” said Robert S. Silberman, Chairman and CEO of Strayer

Education, Inc.  “We continue to expand our geographic footprint with the successful opening of our two new Orlando, Florida campuses.”

Balance Sheet and Cash Flow

At March 31, 2007, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $151.4 million and no debt.  The Company generated $28.5 million from operating activities in the first quarter of 2007.  Net cash provided by operating activities on the March 31, 2007 condensed consolidated statements of cash flows is reduced, in accordance with FAS 123(R), by a $9.1 million reclassification of a tax benefit from stock options exercised during the quarter.  However, the favorable cash flow effect of this tax benefit will not be realized until the second quarter 2007, when the Company begins making 2007 estimated tax payments.  Capital expenditures were $3.9 million for the same period.

During the three months ended March 31, 2007, the Company spent $8.0 million to repurchase 68,000 shares of common stock at an average price of $117.41 per share as part of a previously announced common stock repurchase authorization.  The Company’s remaining authorization for common stock repurchases was $24.0 million at March 31, 2007.  During the three months ended March 31, 2007, the Company paid a regular, quarterly common stock dividend of $4.6 million and received $10.9 million upon the exercise of 284,300 stock options.

For the first quarter 2007, bad debt expense as a percentage of revenues was 2.6% compared to 2.5% for the same period in 2006.  Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 12 days at the end of the first quarter of 2007, compared to 10 days at the end of the same period in 2006.

Student Enrollment

Enrollment at Strayer University for the 2007 spring term increased 16% to 31,656 students compared to 27,289 for the same term in 2006.   Across the Strayer University campus and online system new student enrollments increased 17%, while continuing student enrollments increased 16%. Out-of-area online students increased 21%.  Students taking 100% of their classes online (including campus based students) increased 19%.  The total number of students taking at least one class online increased 20%.

Student Enrollment

	Spring 2006	Spring 2007	% Change

Campus Based Students:
New Campuses (20 in operation 3 years or less)
Classroom Students	1,070	2,252	110%
Online Students	1,566	2,797	79%
Total New Campus Based Students	2,636	5,049	92%

Mature Campuses (27 in operation more than 3 years)
Classroom Students	10,696	10,952	2%
Online Students	11,280	12,412	10%
Total Mature Campus Based Students	21,976	23,364	6%

Total Campus Based Students	24,612	28,413	15%

Out of Area Online Students	2,677	3,243	21%

Total University Enrollment	27,289	31,656	16%

Total Students Taking 100% of Courses Online	15,523	18,452	19%

Total Students Taking at Least 1 Course Online	18,662	22,392	20%

New Campus Openings / New State Approvals

The Company announced today that Strayer University had successfully opened two new campuses in the Orlando, Florida market for the spring academic term.  The Company also announced that Strayer University had been approved to open campuses in New Jersey by the New Jersey Commission on Higher Education.  During the second half of 2007, pending final regulatory approvals, Strayer University intends to open two campuses in New Jersey, one campus in Knoxville, Tennessee and one campus in Atlanta, Georgia (its fifth in that market).  These four campuses, together with the two Kentucky campuses and two Florida campuses opened earlier this year, will complete the Company’s planned eight campus openings in 2007.

Strayer University Appoints New President

Strayer University’s Board of Trustees has announced the appointment of Dr. Sondra Stallard to the position of President of Strayer University. Dr. Stallard comes to Strayer University following a long and distinguished career at the University of Virginia, from which she holds a Ph.D. in Education. She has served for the past 10 years as the Dean of the University of Virginia’s School of Continuing and Professional Studies.  She has also served as a faculty member and administrator at both the University of Virginia’s Curry School of Education and its Darden School of Business Administration.  Dr. Joel Nwagbaraocha, who has served as the Interim President of Strayer University since March 2006, will remain with the University as Provost and Chief Academic Officer.

“We are very pleased that Dr. Stallard is joining the Strayer University team,” said Robert S. Silberman, Chairman and CEO of Strayer Education, Inc. “Her extensive experience in education and working with adult students will serve as an asset to our university, and to the students we educate.  We are also grateful for the tremendous contribution Dr. Joel Nwagbaraocha has made as Interim University President, and look forward to his continued leadership as Provost and Chief Academic Officer.”

Stock-based Compensation Activity

On May 2, 2007, the Company awarded approximately 3,730 shares of restricted stock to various non-employee members of the Company’s Board of Directors as part of its annual director compensation program.  The Company’s stock price closed at $128.67 on the date of this restricted stock grant.

Shares and Options Outstanding

At March 31, 2007, the Company had 14,529,900 common shares issued and outstanding, and 478,034 stock options outstanding with a weighted average exercise price of $67.12 and a remaining weighted average contractual life of 3 years.

Common Stock Cash Dividend

The Company announced today that its Board of Directors had declared its regular, quarterly common stock cash dividend of $0.3125 per share.  This dividend will be paid on June 11, 2007 to shareholders of record as of May 25, 2007.

Business Outlook

Based on the strong enrollment growth announced for the 2007 spring term, the Company estimates second quarter 2007 diluted EPS will be in the range of $1.13-$1.14.  The Company estimates that it will incur stock-based compensation expense of approximately $0.11 per share after tax in the second quarter of 2007, which is included in this estimated diluted EPS range.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its first quarter 2007 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time.  In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register.  An archived replay of the conference call will be available at (888) 203-1112 (pass code 5468450) starting at 1:00 p.m. (ET) today and will be available through Monday, May 7, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer’s mission is to make higher education achievable and convenient for working adults in today’s economy.  Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health care, and public administration to approximately 32,000 working adult students at 47 campuses in 11 states and Washington, D.C., in the eastern United States and worldwide via the Internet through Strayer University Online.  Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 “(Reform Act)”.  The statements are based on the Company’s current expectations and are subject to a number of uncertainties and risks.  In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially.  The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions.  Further information about these and other relevant risks and uncertainties may be found in the Company’s annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission.   We undertake no obligation to update or revise forward looking statements.

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the three months ended March 31,
	2006	2007
Revenues	$67,090	$80,193
Costs and expenses:
Instruction and educational support	22,038	26,223
Selling and promotion	10,672	12,875
General and administration	9,394	12,148
Total costs and expenses	42,104	51,246
Income from operations	24,986	28,947
Investment and other income	955	1,380
Income before income taxes	25,941	30,327
Provision for income taxes	9,985	11,521
Net income	$15,956	$18,806
Net income per share:
Basic	$ 1.12	$1.33
Diluted	$ 1.10	$1.30
Weighted average shares outstanding:
Basic	14,258	14,180
Diluted	14,559	14,490
Common dividends per share	$ 0.25	$ 0.31

In 2006, the Company began recording stock-based compensation expense under FAS 123(R).  The table below sets forth the amount of stock-based compensation expense recorded in each of the expense line items.

	For the three months ended March 31,
	2006	2007
Instruction and educational support	$ 214	$ 165
Selling and promotion	132	146
General and administration	974	2,198
Total stock-based compensation expense	$ 1,320	$ 2,509

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STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	At December 31, 2006	At March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$52,663	$75,629
Marketable securities available for sale, at fair value	75,763	75,812
Tuition receivable, net of allowances for doubtful accounts of $3,029 and $3,159 at December 31, 2006 and March 31, 2007, respectively	80,753	86,671
Other current assets	4,653	5,931
Total current assets	213,832	244,043
Property and equipment, net	52,748	54,311
Deferred income taxes	3,400	4,613
Restricted cash	500	500
Other assets	364	366
Total assets	$270,844	$303,833
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,923	$10,843
Accrued expenses	1,830	1,619
Income taxes payable	4,979	3,892
Unearned tuition	73,896	79,603
Total current liabilities	91,628	95,957
Long-term liabilities	7,689	7,667
Total liabilities	99,317	103,624
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $.01; 20,000,000 shares authorized; 14,293,584 and 14,529,900 shares issued and outstanding at December 31, 2006 and March 31, 2007, respectively	141	145
Additional paid-in capital	87,487	101,880
Retained earnings	84,043	98,298
Accumulated other comprehensive income (loss)	(144)	(114)
Total stockholders’ equity	171,527	200,209
Total liabilities and stockholders’ equity	$270,844	$303,833

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STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the three months ended March 31,
	2006	2007
Cash flows from operating activities:
Net income	$15,956	$18,806
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred rent	(2)	(22)
Depreciation and amortization	1,704	2,018
Provision for student loan losses	(45)	--
Deferred income taxes	(838)	(1,273)
Stock-based compensation	1,160	2,401
Changes in assets and liabilities:
Tuition receivable, net	(4,962)	(5,918)
Other current assets	(1,305)	(1,237)
Other assets	(3)	(2)
Accounts payable	1,838	224
Accrued expenses	(344)	(211)
Income taxes payable	7,539	7,970
Excess tax benefits from stock-based payment arrangements[1]	(982)	(9,057)
Unearned tuition	5,203	5,707
Student loans originated	(3)	--
Collections on student loans receivable and held for sale	23	--
Net cash provided by operating activities	24,939	19,406
Cash flows from investing activities:
Purchases of property and equipment	(3,344)	(3,885)
Purchases of marketable securities	(30,000)	--
Net cash used in investing activities	(33,344)	(3,885)
Cash flows from financing activities:
Common dividends paid	(3,612)	(4,551)
Proceeds from exercise of stock options	1,537	10,923
Excess tax benefits from stock-based payment arrangements[1]	982	9,057
Repurchase of common stock	(13,972)	(7,984)
Net cash provided by (used in) financing activities	(15,065)	7,445
Net increase (decrease) in cash and cash equivalents	(23,470)	22,966
Cash and cash equivalents – beginning of period	74,212	52,663
Cash and cash equivalents – end of period	$50,742	$75,629

Non-cash transactions:
Purchases of property and equipment included in accounts payable	$ 236	$ 197

1.

This line item reclassifies those tax benefits associated with stock options exercised in the first quarter from net cash provided by operating activities to net cash provided by financing activities in accordance with FAS 123(R). This reclassification is required by GAAP to be made in the quarter during which the option exercise takes place.
However, the favorable cash flow effect of this tax benefit is not realized until the next quarter. Before this reclassification, the Company’s net cash provided by operating activities is $25.9 million and $28.5 million for the three months ended March 31, 2006 and 2007, respectively.

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